                             1ST AMENDMENT TO LEASE


        THIS AMENDMENT TO LEASE is made this 16th day of July, 1997 by and between PACIFIC NORTHWEST GROUP A, a joint venture (the "Landlord"), and AMAZON.COM, a Delaware corporation (the "Tenant").

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 30, 1996 (the "Lease"), for certain premises located in Building U, Northwest Corporate Park, Seattle, Washington (the "Premises"), as more fully described in the Lease; and

        WHEREAS, the current term of the Lease expires October 31, 1999 and Landlord and Tenant desire to extend the term of the Lease, increase the size of the Premises, adjust the monthly rent, and to modify the Lease accordingly;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

        1.      The term of the Lease is hereby extended for a period of one
(1) year commencing November 1, 1999 and terminating October 31, 2000.

        2. Effective August 1, 1997 the Premises shall be increased by approximately 17,040 square feet for a total of 67,460 square feet as outlined in red on Exhibit A-1 which shall replace and supersede Exhibit A to the Lease dated September 30, 1996.

        3. Effective August 1, 1997 the monthly base rent as provided for in Paragraph 2 of the Lease, shall be increased to Twenty Five Thousand Three Hundred Eleven and no/100 Dollars ($25,311.00).

        4. Effective November 1, 1997 the monthly base rent as provided for in Paragraph 2 of the Lease, shall be increased to Twenty Six Thousand Three Hundred Sixteen and no/100 Dollars ($26,316.00).

        5. Effective November 1, 1998 the monthly base rent as provided for in Paragraph 2 of the Lease, shall be increased to Twenty Seven Thousand Three Hundred Twenty One and no/100 Dollars ($27,321.00).

        6. Landlord hereby acknowledges receipt of the sum of Eight Thousand Eight Hundred Fifty Nine and no/100 Dollars ($8,859.00) as an additional security deposit.

        7. Landlord agrees to provide to Tenant an Eight Thousand Five Hundred and no/100 Dollars ($8,500,000) tenant improvement allowance so that Tenant may complete its improvements to the Premises including but not limited to certain electrical improvements, provided that Tenant completes tenant improvements and submitted invoices for the same to the Landlord on or before December 31, 1997. The following improvements may be added by the Tenant to the Premises and removed by the Tenant prior to the termination of the Lease, if Tenant so elects, or upon earlier vacating of the building if required by
Landlord: 1) high intensity ceiling lights and 2) dock levelers which will be bolted onto the exterior of the building. Upon such removal, Tenant will restore the Premises to their original condition. Should Tenant not complete its tenant improvements and/or submit invoices for the same to the Landlord on or before December 31, 1997, Landlord shall not be required to pay the $8,500.00 tenant


                                       1


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improvement allowance. Prior to Tenant commencing work on these improvements,
Tenant shall submit to Landlord two (2) copies of plans detailing the design and plan of improvements. Landlord shall either approve or disapprove plans within five (5) days and, if approved, return a signed, approved copy to Tenant. In the event that the plans are not approved by Landlord, Landlord shall inform Tenant of the reasons for such disapproval and Tenant shall have five (5) days in which to submit revised plans to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Tenant shall not unreasonably refuse to satisfy any objections made by Landlord to said plans and specifications. Any objections Tenant has to Landlord's objection shall be submitted to Landlord in writing within said five (5) day period. A failure of one party to give any notice to the other party within such five (5) day period shall be deemed to constitute approval of the plans and specifications or the objections thereto, as appropriate.

     Upon Landlord's approval of Tenant's plans, Tenant shall promptly enter into a construction contract with a licensed, bonded contractor. The construction of all improvements to be made on the Premises shall be performed in a first-class, workmanlike manner and in conformity with all applicable governmental laws, ordinances, rules, orders, regulations, and other requirements. Tenant agrees to promptly pay and discharge all costs, expenses, claims for damages, liens or lien claims and other liabilities which may arise in connection with Tenant's construction.

     Landlord or Landlord's agents shall have the right to inspect the construction work being conducted by Tenant during the progress thereof. If Landlord or Landlord's agents shall give notice of faulty construction or any other material deviation from the approved working drawings and specifications, Tenant agrees to cause its contractors or subcontractors to make corrections promptly. However, neither the privilege herein granted to Landlord or Landlord's agents to make inspections, nor the making of such inspections by Landlord or Landlord's agent, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in substantial accordance with plans and specifications.

     The $8,500.00 for tenant improvements shall include, but not be limited to contractor's profit which shall not exceed seven percent (7%), construction costs, construction management fees, permit fees, architectural fees, and Washington State Sales Tax.

     8. Paragraph 36 of the Additional Provisions section of the Lease is hereby deleted, and is replaced with the following:

Tenant agrees that Tenant shall not use, generate, treat, store or dispose of Hazardous Material on the Premises or Common Area except in accordance all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction of the Premises or Common Area. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or Common Area caused or permitted by Tenant results in contamination of the Premises or Common Area, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises or Common Area, damages for the loss or restriction on the use of rentable or usable space or of any adverse impact on marketing of space on the Premises or Common Area, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial removal or restoration work required by any federal, state or local governmental agency, political subdivision, lender or buyer because of Hazardous Material present in the soil or groundwater on or under the Premises or Common Area, dimunition in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Common Area, damages arising from any adverse impact on marketing of space in the building, and sums paid in settlement of claims, attorneys' fees, consultant fees, laboratory fees and expert fees. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Common Area caused or permitted by Tenant results in any contamination of the Premises or Common Area, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Common Area to the condition existing prior to the contamination of the Premises or Common Area by any such Hazardous Material; provided, however, the Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld.
     Tenant will deliver to Landlord copies of any documents received from, or sent by Tenant to, the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations on the Premises.
     As used herein, the term "Hazardous Material" means any substance which is
(i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted,
(ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. "Environmental Law(s)" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et. seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq., the Clean
Water Act, 33 U.S.C. Sections 1251, et seq., and the Washington Model Toxics Control Act, Revised Code of Washington Chapter 70.105D, as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, clean-up, transportation or release or threatened release into the environment of Hazardous Material.
     9. Subparagraph 19 E of the Lease is hereby deleted, and is replaced with the following: Whether or not Landlord retakes possession of or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorneys' fees. Damages shall include, without limitation: all rentals lost, all legal expenses and other related costs incurred by Landlord following Tenant's default, all costs incurred by Landlord in restoring the Premises to good order
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and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions) incurred by Landlord, plus interest thereon from the date of expenditure (in the case of a reimbursement owing by Tenant to Landlord hereunder), or from the date the failure of Tenant to make such payment to Landlord became a default under subparagraph 18(A) above (in the case of any installment of rent or other payment owing by Tenant to Landlord hereunder other than a reimbursement) until fully repaid at the rate of eighteen percent (18%) per annum.

     10. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any sums due under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or eviction of Tenant during said term or after the expiration thereof, the substantially prevailing party shall be entitled to reasonable attorneys' fees and all costs incurred in connection therewith, including, without limitation, the fees of accountants, appraisers and other professionals, whether at trial, on appeal or without resort to suit.

     11. In the event any payment due from Tenant to Landlord is made by a party other than Tenant, such payment shall be deemed to have been made by and for the account of Tenant, and the party making such payment shall have no rights under this Lease.

     12. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this Amendment to Lease.

     13. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.


LANDLORD:                               TENANT:

PACIFIC NORTHWEST GROUP A,              AMAZON.COM,
a joint venture                         a Delaware corporation




By:  [SIG]                              By:    [SIG]
   --------------------------------         -----------------------------------
   William G. Williams III
   Vice President, Equitable Real       Its:  Vice-President
   Estate Investment Management             -----------------------------------
   Inc., as Advisor to State of
   California Public Employees'
   Retirement System, Venturer,
   and as Advisor to California
   State Teachers' Retirement
   System, Venturer

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )


     BE IT REMEMBERED, that on this 17th day of July, 1997, before me, the undersigned, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared OSWALDO F. DUENAS known to me to be the person who signed as Vice President of Amazon.com, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as an officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[NOTARIAL SEAL]                         /s/ [SIG]
                                        ---------------------------------------
                                        Notary Public for State of Washington
                                        Residing at Bellevue
                                        My Commission Expires 3/9/2001

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )


     THIS IS TO CERTIFY that on this 30th day of July, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared William G. Williams III, known to me and to me known to be the VICE PRESIDENT, EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT INC., as Advisor to CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, Venturer, and as Advisor to STATE OF CALIFORNIA TEACHERS' RETIREMENT SYSTEM, Venturer, that executed the within and foregoing instrument, and acknowledged to me that he was authorized to sign the same on behalf of such venturers as his free and voluntary act and deed for the uses and purposes therein mentioned.

     WITNESS MY HAND AND NOTARIAL SEAL the day and year first hereinabove written.

                                        /s/ [SIG]
[NOTARIAL SEAL]                         ---------------------------------------
                                        NOTARY PUBLIC IN AND FOR WASHINGTON
                                        RESIDING AT Seattle

                                        My commission expires 4-7-98


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EXHIBIT A-1

                                Lease Floor Plan
                                    [Diagram]